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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                             ---------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                     ------

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

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                 NEW YORK                                  13-5691211
    (Jurisdiction of incorporation or                   (I.R.S. Employer
organization if not a U.S. national bank)             Identification No.)

  ONE LIBERTY PLAZA, NEW YORK, NEW YORK                      10006
 (Address of principal executive offices)                  (Zip Code)
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                           SEVEN SEAS PETROLEUM INC.
              (Exact name of obligor as specified in its charter)

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         YUKON TERRITORY, CANADA                           73-1468669
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)
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                         1990 POST OAK BLVD., SUITE 960
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)

                         12 1/2% SENIOR NOTES DUE 2005
                        (Title of indenture securities)
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                                    GENERAL

ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

           Federal Reserve Bank of New York, 33 Liberty Street, New York, N.Y. 10045.

           State of New York Banking Department, State House, Albany, N.Y.

          (b) Whether it is authorized to exercise corporate trust powers.

           The Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the Trustee.

ITEM 3. THROUGH ITEM 15. NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

        A copy of the Organizational Certificate of the Trustee, as now in effect, is on file with the Securities and Exchange Commission as
        Exhibit 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

        A copy of the Certificate of Authority for the Trustee to commence business is on file with the Securities and Exchange Commission as
        Exhibit 2 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

        A copy of the authorization of the Trustee to exercise corporate trust powers is contained in the documents identified as Exhibits 1 and 2.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

        A copy of the By-Laws of the Trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

        Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

        The consent of the Trustee required by Section 321(b) of the Act is on file with the Securities and Exchange Commission as Exhibit 6 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement No. 333-27685 and is incorporated by reference thereto.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

        A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of June, 1998.

                                        THE BANK OF NOVA SCOTIA TRUST
                                        COMPANY OF NEW YORK

                                        By:       /s/ GEORGE E. TIMMES
                                           -------------------------------------
                                           George E. Timmes
                                           Vice President
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                                                                       EXHIBIT 7

     Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1998.

                                     ASSETS

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                                                              THOUSANDS OF
                                                                DOLLARS
                                                              ------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin........     $   50
  Interest-bearing balances.................................          0
Securities:
  Held-to-maturity securities...............................      1,774
  Available-for-sale securities.............................          0
Federal funds sold and securities purchased under agreements
  to resell.................................................      1,350
Loans and lease financing receivables:
  Loans and leases, net of unearned income..................          0
  Allowance for loan and lease losses.......................          0
  Allocated transfer risk reserve...........................          0
  Loans and leases, net of unearned income and allowances...          0
Trading assets..............................................          0
Premises and fixed assets...................................         12
Other real estate owned.....................................          0
Investments in unconsolidated subsidiaries and associated
  companies.................................................          0
Customers' liability to this bank on acceptances
  outstanding...............................................          0
Intangible assets...........................................          0
Other assets................................................        115
                                                                 ------
          Total assets......................................     $3,301
                                                                 ======

                               LIABILITIES
Deposits:
  In domestic offices.......................................     $1,021
     Noninterest-bearing....................................        303
     Interest-bearing.......................................        718
  In foreign offices, Edge and Agreement subsidiaries, and
     IBFs...................................................          0
     Noninterest-bearing....................................          0
     Interest-bearing.......................................          0
Federal funds purchased and securities sold under agreements
  to repurchase.............................................          0
Demand notes issued to the U.S. Treasury....................          0
Trading liabilities.........................................          0
Other borrowed money........................................          0
Bank's liability on acceptances executed and outstanding....          0
Subordinated notes and debentures...........................          0
Other liabilities...........................................         46
                                                                 ------
          Total liabilities.................................      1,067
                                                                 ------

EQUITY CAPITAL

Perpetual preferred stock and related surplus...............          0
Common stock................................................      1,000
Surplus.....................................................      1,000
Undivided profits and capital reserves/Net unrealized
  holding gains (losses)....................................        234
Cumulative foreign currency translation adjustments.........          0
                                                                 ------
          Total equity capital..............................      2,234
                                                                 ------
          Total liabilities and equity capital..............     $3,301
                                                                 ======
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